Supplemental Operating & Financial Data An S&P 500 Dividend Aristocrats® index member Q2 2025 Exhibit 99.2

Q2 2025 Supplemental Operating & Financial Data 2 Forward-Looking Statements June 30, 2025 FORWARD-LOOKING STATEMENTS This Supplemental Operating & Financial Data presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this presentation, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward- looking statements include discussions of our business and portfolio including management thereof; our platform; growth strategies, investment pipeline, and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; operations and results; the announcement of operating results, strategy, plans, and the intentions of management; guidance; our share repurchase program; settlement of shares of common stock sold pursuant to forward sale confirmations under our ATM program; dividends, including the amount, timing and payments of dividends; and macroeconomic and other business trends, including interest rates and trends in the market for long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in the real estate business including our clients' solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this presentation. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and operating results may differ materially from what is expressed or forecasted in this presentation and forecasts made in the forward-looking statements discussed in this presentation might not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Additional Information This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three and six months ended June 30, 2025 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on August 6, 2025) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data presentation. Third-party logos or references included herein are provided for illustrative purposes only. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective owners. Table of Contents ↪

5 Table of Contents Highlights 4 Corporate Overview 6 Highlights 12 Summary Financial Information Financial Summary 14 Consolidated Statements of Income 15 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 16 Adjusted Funds From Operations (AFFO) 18 Consolidated Balance Sheets 19 Capitalization & Financial Ratios 20 Debt Summary 21 Debt Summary by Currency 22 Debt Maturities 23 Adjusted EBITDAre & Coverage Ratios 24 Debt Covenants Transaction Summary 25 Investment Summary 26 Disposition Summary 27 Development Activity Real Estate Portfolio Summary 28 Client Diversification 29 Investment Grade Clients 30 Top 20 Industries 31 Geographic Diversification 32 Property Type Composition Operations 33 Same Store Rental Revenue 35 Leasing Activity 36 Lease Expirations Earnings Guidance 37 Earnings Guidance Analyst Coverage 38 Analyst Coverage Glossary 39 Glossary Appendix 42 Appendix Q2 2025 Supplemental Operating & Financial Data 3

Corporate Overview

CORPORATE PROFILE

Realty Income (NYSE: O), an S&P 500 company, is *real estate partner to the world's leading companies®*. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of June 30, 2025, we have a portfolio of over 15,600 properties in all 50 U.S. states, the U.K., and seven other countries in Europe. We are known as "The Monthly Dividend Company®" and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 661 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 30 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Corporate Headquarters
11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

London Office
19 Wells Street
London, United Kingdom W1T 3PQ
Phone: +44 (20) 3931 6858

Phoenix Office
2801 E. Camelback Rd., Suite 160
Phoenix, AZ 85016

Amsterdam Office
Eduard van Beinumstraat 8
Amsterdam, Netherlands 1077 CZ

ONE TEAM SENIOR MANAGEMENT

Neil M. Abraham
EVP, Chief Strategy Officer and President, Realty Income International

Michelle Bushore
EVP, Chief Legal Officer, General Counsel and Secretary

Mark E. Hagan
EVP, Chief Investment Officer

Shannon Kehle
EVP, Chief People Officer

Jonathan Pong
EVP, Chief Financial Officer and Treasurer

Sumit Roy
President, Chief Executive Officer

Gregory J. Whyte
EVP, Chief Operating Officer

CREDIT RATINGS

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

DIVIDEND INFORMATION AS OF JULY 2025

$3.228
current annualized dividend per share

4.2%
compound annual growth rate of dividend since NYSE listing

661
consecutive monthly dividends declared

111
consecutive quarterly dividend increases

REALTY INCOME

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Q2 2025 Supplemental Operating & Financial Data 5 98.6%(4) occupancy Corporate Overview As of June 30, 2025 (1) Based on Annualized Base Rent. 2.4% of Annualized Base Rent is from other property types. Annualized Base Rent is a supplemental operating measure. Please see the Glossary for our definition of Annualized Base Rent and an explanation of how we utilize this metric. (2) Annualized Base Rent includes 1.0% of rent from clients accounted for on a cash basis. Please see the Glossary for our definition of Annualized Base Rent. (3) Enterprise value is total market value less cash and cash equivalents. (4) Excludes properties with ancillary leases, such as cell towers and billboards, and properties with possession pending. Includes properties owned by unconsolidated joint ventures. 15,606 properties 346 million square feet leasable space 1,630 clients 91 industries $5.17B(2) Annualized Base Rent $81B(3) enterprise value 9.0 years weighted average remaining lease term 79.9% retail 14.6% industrial 3.1% gaming Geographies Included in Realty Income's Portfolio Property Type(1) Table of Contents ↪

Q2 2025 Supplemental Operating & Financial Data 6 Highlights Financial Overview (in USD) Net Income per Share (Diluted) $0.29 $0.30 $0.23 $0.28 $0.22 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre 5.3x 5.4x 5.4x 5.4x 5.5x Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 AFFO per Share (Diluted) $1.06 $1.05 $1.05 $1.06 $1.05 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 (1) AFFO, Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre and Total Operational Return are non-GAAP financial measures. Please see the Glossary for our definitions and an explanation of how we utilize these metrics. Please refer to the Appendix for historical reconciliations. (1) Table of Contents ↪ (1) Total Operational Return 13.8% 13.3% 6.8% 10.2% 7.0% 5.9% 9.2% 2.0% 4.8% 7.9% 4.1% 4.8% 5.4% 6.0% AFFO/share growth Dividend returns 2021 2022 2023 2024 YTD 2025 Dividend yield AFFO/share growth Current year dividend yield Current year AFFO/share growth (1) 1.0%

Q2 2025 Supplemental Operating & Financial Data 7 Highlights (Continued) Portfolio Overview (USD in thousands) Number of Properties 11,136 12,237 13,458 15,621 15,606 Domestic International Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q2 2025 Occupancy (by number of properties) 98.5% 99.0% 98.6% 98.7% 98.6% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q2 2025 Number of Clients 1,040 1,240 1,326 1,565 1,630 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q2 2025 (1) Please see the Glossary for our definition of Gross Asset Value. (2) Excludes properties with ancillary leases, such as cell towers and billboards, and properties with possession pending. Includes properties owned by unconsolidated joint ventures. (2) Table of Contents ↪ International Domestic Current quarter International Current quarter Domestic Gross Asset Value $47,087 $54,577 $63,851 $76,216 $79,568 Domestic U.K. Europe Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q2 2025 (1) Europe U.K. Domestic Current quarter Europe Current quarter U.K. Current quarter Domestic

Q2 2025 Supplemental Operating & Financial Data 8 Highlights (Continued) Operational Metrics Adjusted EBITDA Margin (Adjusted EBITDA as % of total revenue) 93.6% 94.3% 95.1% 94.9% 94.9% 2021 2022 2023 2024 YTD 2025 Cash G&A Margin (Cash G&A as % of total revenue) 4.1% 3.7% 3.1% 2.9% 3.0% 2021 2022 2023 2024 YTD 2025 Property Expenses (non-reimbursements) (% of total revenue) 1.5% 1.3% 1.1% 1.5% 1.5% 2021 2022 2023 2024 YTD 2025 (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. Please refer to the Appendix for historical reconciliations. (2) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs. (3) Total revenue excluding client reimbursements. (2)(3) (3) Table of Contents ↪ (1)(3) Leasing Recapture Rates 103.4% 105.9% 104.1% 105.6% 103.6% 2021 2022 2023 2024 YTD 2025

Q2 2025 Supplemental Operating & Financial Data 9 Highlights (Continued) Company Metrics (in USD) Annualized Dividends Declared Per Share $2.958 $2.982 $3.078 $3.168 $3.228 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q2 2025 Annualized Dividend Yield 4.1% 4.7% 5.4% 5.9% 5.6% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q2 2025 Table of Contents ↪ Same Store Rental Revenue Growth 2.8% 1.8% 1.9% 0.5% 1.2% 2021 2022 2023 2024 YTD 2025 Net Debt to Total Enterprise Value 26.1% 29.7% 33.6% 35.9% 35.1% Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q2 2025 (1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. (1)

Q2 2025 Supplemental Operating & Financial Data 10 Highlights (Continued) Capital Deployment – Investment Activity (USD in millions) Real Estate Acquisitions $6,168 $8,187 $7,184 $2,475 $1,897 Domestic International 2021 2022 2023 2024 YTD 2025 Development Investments $243 $808 $1,497 $757 $224 Domestic International 2021 2022 2023 2024 YTD 2025 Other Investments $3,000 $— $858 $2,132 $423 Domestic International M&A 2021 2022 2023 2024 YTD 2025 (1) Other investments includes credit investments, which commenced in 2023. (2) Other investments for the year ended December 31, 2021 includes the $17.9 billion total purchase price, inclusive of debt assumed, related to the business combination with VEREIT, Inc ("VEREIT") and for the year ended December 31, 2024 includes the approximately $10.0 billion total purchase price, inclusive of debt assumed, related to the merger with Spirit Realty Capital, Inc. ("Spirit"). (1) Table of Contents ↪ International Domestic Current year International Current year Domestic International Domestic Current year International Current year Domestic International Domestic Current year International Current year Domestic Business Combinations Total Investments $8,995 $9,539 $11,864 $2,544 Domestic International M&A 2021 2022 2023 2024 YTD 2025 International Domestic Current ye r International Current year Domestic Business Combinations (2) (2) $24,287$17,876 $10,600 3 32

Q2 2025 Supplemental Operating & Financial Data 11 Highlights (Continued) Capital Deployment – Initial Weighted Average Cash Yields(1) Other Investments —% —% 8.7% 8.9% 8.8% 2021 2022 2023 2024 YTD 2025 Real Estate Acquisitions 5.5% 6.0% 7.0% 7.0% 7.0% 2021 2022 2023 2024 YTD 2025 Development Investments 6.0% 5.3% 6.8% 7.4% 7.3% 2021 2022 2023 2024 YTD 2025 Total Investments 5.5% 5.9% 7.1% 7.4% 7.3% 2021 2022 2023 2024 YTD 2025 (1) Initial Weighted Average Cash Yield is a supplemental operating measure. Please see the Glossary for our definition of Initial Weighted Average Cash Yield. (2) The Initial Weighted Average Cash Yield for other investments includes credit investments, which commenced in 2023, and excludes properties assumed in connection with our mergers with VEREIT in 2021 and Spirit in 2024. (2) Table of Contents ↪

Summary Financial Information

(USD in millions)

	Three Months Ended								
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Capital Deployment									
Investment Activity									
Real estate acquisitions	$ 871	$ 1,026	$ 1,316	$ 594	$ 246	$ 319	$ 1,284	$ 1,703	$ 2,759
Development investments	$ 78	$ 146	$ 150	$ 146	$ 182	$ 279	$ 587	$ 340	$ 334
Other investments[1]	$ 222	$ 201	$ 254	$ —	$ 378	$ 9,968	$ 858	$ —	$ —
Total investments activity	$ 1,171	$ 1,373	$ 1,720	$ 740	$ 806	$ 10,566	$ 2,729	$ 2,043	$ 3,093
Initial Weighted Average Cash Yields[2]									
Real estate acquisitions	7.1 %	7.0 %	6.5 %	7.4 %	7.9 %	8.2 %	7.1 %	6.9 %	6.9 %
Development investments	7.3 %	7.3 %	7.6 %	7.5 %	7.3 %	7.3 %	6.9 %	6.9 %	6.9 %
Other investments[3]	7.5 %	10.2 %	10.1 %	N/A	8.1 %	N/A	8.7 %	N/A	N/A
Total investments	7.2 %	7.5 %	7.1 %	7.4 %	7.9 %	7.8 %	7.6 %	6.9 %	6.9 %
Operations Overview									
Adjusted EBITDA margin (Adjusted EBITDA as % of total revenue)[4]	94.8 %	95.1 %	94.5 %	95.2 %	94.9 %	95.2 %	94.6 %	95.4 %	95.3 %
Cash G&A margin (Cash G&A as % of total revenue)[4][5]	3.1 %	2.9 %	3.1 %	2.8 %	3.0 %	2.7 %	3.2 %	3.0 %	3.1 %
Property expenses (non-reimbursements)(% of total revenue)[4]	1.5 %	1.5 %	1.6 %	1.4 %	1.5 %	1.4 %	1.6 %	1.0 %	0.7 %
Leasing recapture rates	103.4 %	103.9 %	107.4 %	105.0 %	105.7 %	104.3 %	103.6 %	106.9 %	103.4 %
Same Store Rental Revenue growth (percent)[6]	1.1 %	1.3 %	0.8 %	0.2 %	0.2 %	0.8 %	2.6 %	2.2 %	2.0 %
Cash basis bad debt reserves (reversals)[7]	$ 10.9	$ 6.2	$ 8.1	$ 7.0	$ 8.0	$ 1.3	$ 2.5	$ (2.6)	$ (2.9)

(1) Other investments for the three months ended March 31, 2024 includes the approximately $10.0 billion total purchase price, inclusive of debt assumed, related to the merger with Spirit.

(2) Initial Weighted Average Cash Yield is a supplemental operating measure. Please see the Glossary for our definition of Initial Weighted Average Cash Yield.

(3) The Initial Weighted Average Cash Yield for other investments includes credit investments, which commenced in 2023, and excludes properties assumed in connection with our merger with Spirit in January, 2024.

(4) Total revenue excluding client reimbursements. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(5) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(6) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(7) Represents reserves to rental revenues, exclusive of non-cash reserves.

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Summary Financial Information (Continued)

(USD in millions)

	As of								
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Portfolio Highlights									
Number of properties	15,606	15,627	15,621	15,457	15,450	15,485	13,458	13,282	13,118
Gross Asset Value[8]	$ 79,568	$ 77,516	$ 76,216	$75,535	$74,755	$74,721	$63,851	$61,118	$59,466
Occupancy - by number of properties[9]	98.6 %	98.5 %	98.7 %	98.7 %	98.8 %	98.6 %	98.6 %	98.8 %	99.0 %
Number of clients	1,630	1,598	1,565	1,552	1,551	1,552	1,326	1,324	1,303
Leverage Metrics									
Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre[10]	5.5x	5.4x	5.4x	5.4x	5.3x	5.5x	5.5x	5.2x	5.3x
Net Debt to Total Enterprise Value	35.1 %	34.5 %	35.9 %	32.4 %	35.9 %	35.1 %	33.6 %	35.6 %	31.2 %
Debt Covenant Metrics									
Pro-rata debt to Gross Asset Value	36.9 %	36.1 %	35.6 %	35.9 %	35.3 %	35.1 %	34.7 %	33.4 %	32.9 %
Limitation on incurrence of total debt[11]	42.0 %	41.4 %	41.1 %	41.5 %	41.0 %	41.0 %	39.7 %	39.7 %	39.5 %
Limitation on incurrence of secured debt[11]	0.2 %	0.2 %	0.3 %	0.4 %	0.4 %	0.4 %	1.6 %	1.7 %	1.8 %
Debt service and fixed charge coverage (trailing 12 months)[11][12]	4.5x	4.7x	4.7x	4.6x	4.7x	4.5x	4.7x	4.5x	4.6x
Maintenance of total unencumbered assets[11]	238.7 %	242.2 %	244.5 %	239.9 %	242.9 %	242.5 %	257.9 %	257.6 %	259.8 %

(8) Please see the Glossary for our definition of Gross Asset Value.

(9) Excludes properties with ancillary leases, such as cell towers and billboards and properties with possession pending. Includes properties owned by unconsolidated joint ventures.

(10) Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(11) Represents key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations are not based on U.S. GAAP measurements. See "Debt Covenants" page for further detail.

(12) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on the first day of such four-quarter period, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first date of the four-quarter period nor does it purport to reflect our debt service coverage ratio for any future period. See "Debt Covenants" page for further detail.

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Q2 2025 Supplemental Operating & Financial Data 14 Three months ended June 30, Six months ended June 30, 2025 2024 2025 2024 ($) ($) ($) ($) REVENUE   Rental (including reimbursements) 1,338,188 1,284,728 2,651,245 2,492,897 Other 72,190 54,715 139,638 107,031 Total revenue 1,410,378 1,339,443 2,790,883 2,599,928 EXPENSES Depreciation and amortization 647,849 605,570 1,256,784 1,186,634 Interest 283,824 246,931 552,198 487,545 Property (including reimbursements) 107,422 99,851 214,103 189,212 General and administrative 49,329 45,070 93,373 85,912 Provisions for impairment 143,363 96,458 259,952 185,947 Merger, transaction, and other costs, net 331 2,754 610 96,858 Total expenses 1,232,118 1,096,634 2,377,020 2,232,108 Gain on sales of real estate 38,566 25,153 61,103 41,727 Foreign currency and derivative (loss) gain, net (4,388) 511 (6,933) 4,557 Equity in earnings of unconsolidated entities 3,269 2,029 7,626 353 Other income, net 7,369 6,108 14,536 11,554 Income before income taxes 223,076 276,610 490,195 426,011 Income taxes (24,065) (15,642) (39,722) (31,144) Net income 199,011 260,968 450,473 394,867 Net income attributable to noncontrolling interests (2,092) (1,577) (3,739) (3,192) Net income attributable to the Company 196,919 259,391 446,734 391,675 Preferred stock dividends — (2,587) — (5,175) Net income available to common stockholders 196,919 256,804 446,734 386,500 Net income available to common stockholders per common share: Basic 0.22 0.30 0.50 0.45 Diluted 0.22 0.29 0.50 0.45 Consolidated Statements of Income (USD in thousands, except per share amounts) (unaudited) Supplementary Information Three months ended June 30, Six months ended June 30, 2025 ($) 2024 ($) 2025 ($) 2024 ($) Total revenue (excluding reimbursements) 1,322,954 1,258,875 2,616,081 2,446,646 Reserves to rental revenue (excluding non-cash reserves) 10,861 7,957 17,058 9,216 Property expenses (excluding reimbursements) 19,998 19,283 39,301 35,930 Table of Contents ↪

FFO and Normalized FFO[1]

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three months ended June 30,		Six months ended June 30,	
	2025	2024	2025	2024
	($)	($)	($)	($)
Net income available to common stockholders	196,919	256,804	446,734	386,500
Depreciation and amortization	647,849	605,570	1,256,784	1,186,634
Depreciation of furniture, fixtures and equipment	(604)	(610)	(1,142)	(1,233)
Provisions for impairment of real estate	142,254	87,204	239,672	175,401
Gain on sales of real estate	(38,566)	(25,153)	(61,103)	(41,727)
Proportionate share of adjustments for unconsolidated entities	9,085	6,380	15,340	11,054
FFO adjustments allocable to noncontrolling interests	(1,189)	(1,062)	(2,882)	(1,813)
FFO available to common stockholders	**955,748**	**929,133**	**1,893,403**	**1,714,816**
FFO allocable to dilutive noncontrolling interests	2,417	1,595	4,842	2,935
Diluted FFO	**958,165**	**930,728**	**1,898,245**	**1,717,751**
FFO available to common stockholders	955,748	929,133	1,893,403	1,714,816
Merger, transaction, and other costs, net	331	2,754	610	96,858
Normalized FFO available to common stockholders	**956,079**	**931,887**	**1,894,013**	**1,811,674**
Normalized FFO allocable to dilutive noncontrolling interests	2,417	1,595	4,842	2,935
Diluted Normalized FFO	**958,496**	**933,482**	**1,898,855**	**1,814,609**
FFO per common share, basic and diluted	1.06	1.07	2.11	2.01
Normalized FFO per common share, basic and diluted	1.06	1.07	2.11	2.12
Distributions paid to common stockholders	727,450	676,215	1,439,274	1,312,714
FFO after distributions	228,298	252,918	454,129	402,102
Normalized FFO after distributions	228,629	255,672	454,739	498,960
Weighted average number of common shares used for FFO and Normalized FFO:				
Basic	902,966	870,319	897,338	852,621
Diluted	906,398	872,520	900,797	854,806

(1) FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize metrics.

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AFFO[1]

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO. Refer to the next page for footnotes.

	Three months ended June 30,		Six months ended June 30,	
	2025	2024	2025	2024
	($)	($)	($)	($)
Net income available to common stockholders	196,919	256,804	446,734	386,500
Cumulative adjustments to calculate Normalized FFO[2]	759,160	675,083	1,447,279	1,425,174
Normalized FFO available to common stockholders	**956,079**	**931,887**	**1,894,013**	**1,811,674**
Debt-related non-cash items:				
Amortization of net debt discounts and deferred financing costs	8,257	799	14,890	2,196
Amortization of acquired interest rate swap value[3]	3,555	3,710	7,266	6,514
Capital expenditures from operating properties:				
Leasing costs and commissions	(1,985)	(2,129)	(2,865)	(3,056)
Recurring capital expenditures	(221)	(52)	(240)	(52)
Other non-cash items:				
Non-cash change in allowance for credit losses[4]	1,109	9,254	20,280	10,546
Amortization of share-based compensation	8,110	7,267	14,009	16,519
Straight-line rent and expenses, net	(30,226)	(47,587)	(74,038)	(92,447)
Amortization of above and below-market leases, net	6,287	13,806	21,613	28,080
Deferred tax expense	413	—	309	—
Proportionate share of adjustments for unconsolidated entities	(1,678)	(538)	(1,641)	382
Other adjustments[5]	(2,209)	4,657	3,611	3,589
AFFO available to common stockholders	**947,491**	**921,074**	**1,897,207**	**1,783,945**
AFFO allocable to dilutive noncontrolling interests	2,401	1,587	4,802	2,946
Diluted AFFO	**949,892**	**922,661**	**1,902,009**	**1,786,891**
AFFO per common share, basic and diluted	1.05	1.06	2.11	2.09
Distributions paid to common stockholders	727,450	676,215	1,439,274	1,312,714
AFFO after distributions	220,041	244,859	457,933	471,231
Weighted average number of common shares used for AFFO:				
Basic	902,966	870,319	897,338	852,621
Diluted	906,398	872,520	900,797	854,806

REALTY INCOME
Q2 2025 Supplemental Operating & Financial Data 16
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Q2 2025 Supplemental Operating & Financial Data 17 (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the "FFO and Normalized FFO" page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit. (4) Credit losses primarily relate to the impairment of financing receivables. (5) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests. AFFO(1) (Continued) (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Q2 2025 Supplemental Operating & Financial Data 18 June 30, 2025 December 31, 2024 ($) ($) ASSETS Real estate held for investment, at cost: Land 18,047,444 17,320,520 Buildings and improvements 42,694,467 40,974,535 Total real estate held for investment, at cost 60,741,911 58,295,055 Less accumulated depreciation and amortization (8,143,997) (7,381,083) Real estate held for investment, net 52,597,914 50,913,972 Real estate and lease intangibles held for sale, net 117,196 94,979 Cash and cash equivalents 800,447 444,962 Accounts receivable, net 962,052 877,668 Lease intangible assets, net 6,034,146 6,322,992 Goodwill 4,932,199 4,932,199 Investment in unconsolidated entities 1,225,738 1,229,699 Other assets, net 4,754,381 4,018,568 Total assets 71,424,073 68,835,039 LIABILITIES AND EQUITY Distributions payable 248,345 238,045 Accounts payable and accrued expenses 954,079 759,416 Lease intangible liabilities, net 1,580,991 1,635,770 Other liabilities 925,292 923,128 Revolving credit facilities and commercial paper 1,472,185 1,130,201 Term loans, net 1,955,547 2,358,417 Mortgages payable, net 38,427 80,784 Notes payable, net 24,885,872 22,657,592 Total liabilities 32,060,738 29,783,353 Stockholders’ equity:     Common stock and paid in capital, par value $0.01 per share, 1,300,000 shares authorized, 914,285 and 891,511 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively 48,708,721 47,451,068 Distributions in excess of net income (9,651,395) (8,648,559) Accumulated other comprehensive income 95,780 38,229 Total stockholders’ equity 39,153,106 38,840,738 Noncontrolling interests 210,229 210,948 Total equity 39,363,335 39,051,686 Total liabilities and equity 71,424,073 68,835,039 Consolidated Balance Sheets (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

Capitalization & Financial Ratios

as of June 30, 2025 (USD and shares in thousands, except per share data)

Capitalization

Debt	Consolidated Principal ($)	Total at Pro-Rata Share[1] ($)
Senior Unsecured Notes and Bonds	25,198,035	25,198,035
Unsecured Term Loans	1,956,659	1,956,659
Revolvers and Commercial Paper	1,472,185	1,472,185
Mortgages Payable	38,740	697,930
Subtotal	**28,665,619**	**29,324,809**

Equity	Shares/Units	Stock Price ($)	Market Value ($)
Common Stock[2]	914,285	57.61	52,671,959
Common Units[3]	2,682	57.61	154,510
Subtotal			**52,826,469**
Total Market Value			**82,151,278**

Liquidity[4]

Cash and Cash Equivalents	$	800,447
Availability under credit facilities[5]		4,006,455
Unsettled ATM Forwards		422,831
Less: Commercial Paper Borrowings		(98,640)
Total	**$**	**5,131,093**

Dividend Data

		YTD 2025		YTD 2024	Year-Over-Year Growth Rate (%)
Common Dividend Paid per Share	$	1.602	$	1.546	3.6
AFFO per Share (diluted)	$	2.11	$	2.09	1.0
AFFO Payout Ratio		75.9 %		74.0 %	



Foreign Currency Exposure
$82,151
Non-USD, 13.2%
USD, 86.8%
$29,325
Non-USD, 37.0%
USD, 63.0%
$52,826
USD, 100%
Total Market Value
Pro-Rata Debt
Equity



Enterprise Value[6]
Total Market Value: $82,151
Equity $52,826
Pro-Rata Debt $29,325
Cash and Cash Equivalents $(800)
Total Enterprise Value: $81,351

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) As of August 6, 2025, ATM forward agreements for a total of 11.6 million shares remain unsettled with total expected net proceeds of approximately $654.3 million (assuming full physical settlement of all outstanding shares of common stock, subject to forward sale agreements and certain assumptions made with respect to settlement dates).

(3) Consists of common units issued by Realty Income Limited Partnership and held by third parties.

(4) We use our unsecured revolvers as a liquidity backstop for the repayment of the notes issued under our commercial paper programs.

(5) As of June 30, 2025, our availability under the credit facilities includes availability under the Realty Income revolving credit facility ("RI Credit Facilities") with a total capacity of $4.0 billion and availability under the U.S. Core Plus Fund credit facilities ("Fund Facilities"), which included a $1.0 billion revolving credit facility and a $380.0 million delayed draw term loan. As of June 30, 2025, there have been no borrowings on the Fund Facilities.

(6) Total enterprise value is total market value less cash and cash equivalents.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 19

Table of Contents

Debt Summary

as of June 30, 2025 (USD in thousands)

	Maturity Dates	Consolidated Debt Principal ($)	Pro-Rata Share[1] Total Debt Principal ($)	End of Period Interest Rate[2] (%)	Weighted Average Years To Maturity
Senior Unsecured Notes and Bonds					
49 series of senior unsecured notes and bonds	2025 - 2054	25,198,035	25,198,035	3.85	6.4
Unsecured Term Loans					
Term Loans	2025 - 2027	1,956,659	1,956,659	4.29	0.9
Revolvers and Commercial Paper					
RI Credit Facilities [3]	2027 - 2029	1,373,545	1,373,545	4.91	2.0
Commercial Paper [4]	2025	98,640	98,640	2.25	0.1
Mortgages Payable					
9 mortgages on 15 properties [5]	2026 - 2030	38,740	697,930	3.73	4.3
	Total Debt Principal	**28,665,619**	**29,324,809**	**3.92**	**5.8**
	Unamortized net discounts and deferred financing costs	**(313,588)**	**(395,678)**		
	Total Debt, Net	**28,352,031**	**28,929,131**		
	Total Fixed Rate Debt Principal	**27,193,434**	**27,852,624**		
	Total Variable Rate Debt Principal	**1,472,185**	**1,472,185**		
	Total Fixed Rate Debt Percentage	**94.9 %**	**95.0 %**		
	Total Variable Rate Debt Percentage	**5.1 %**	**5.0 %**		

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) Calculated as the weighted average interest rate as of June 30, 2025. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

(3) As of June 30, 2025, our unsecured credit facilities totaled $5.38 billion, consisting of the RI Credit Facilities with a total capacity of $4.0 billion, bifurcated into two $2.0 billion tranches, and the Fund Facilities, which included a $1.0 billion revolving credit facility and a $380.0 million delayed draw term loan. Both facilities bear interest at benchmark rates that vary based on the currency of the borrowings. Since inception, there have been no borrowings on the Fund Facilities.

(4) As of June 30, 2025, we have a USD-denominated unsecured commercial paper program, under which we may issue unsecured commercial paper notes up to a maximum aggregate amount outstanding of $1.5 billion, and a EUR-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent).

(5) Includes the Pro-Rata Share of a mortgage on an unconsolidated joint venture.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 20

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Q2 2025 Supplemental Operating & Financial Data 21 Debt Summary by Currency as of June 30, 2025 (USD in millions) Pro-Rata Share(1) Currency Revolvers and Commercial Paper ($) Unsecured Term Loans ($) Mortgages Payable ($) Senior Unsecured Notes and Bonds ($) Proportionate Share of Joint Venture Debt(1) ($) Total Debt Principal ($) End of Period Interest Rate(2) (%) USD — 890.0 38.7 16,873.5 659.2 18,461.4 3.91 EUR 118.6 99.8 — 2,818.3 — 3,036.7 4.16 GBP 1,353.6 966.9 — 5,506.2 — 7,826.7 3.85 Total 1,472.2 1,956.7 38.7 25,198.0 659.2 29,324.8 3.92 (1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information. (2) Calculated as the weighted average interest rate as of June 30, 2025. The weighted average interest rates reflect the effective fixed rate debt for floating rate debt that is fixed through interest rate swaps. 10.3% EUR 26.7% GBP 63.0% USD Pro-Rata Debt by Currency as of June 30, 2025 Table of Contents ↪

Debt Maturities

as of June 30, 2025 (USD in millions)

	Consolidated Fixed Rate Debt				Consolidated Variable Rate Debt				Proportionate Share of Joint Venture Fixed Rate Debt[1]	Pro-Rata Share[1]		
											End of Period Interest Rate[2]	
Year Principal Due	Unsecured Term Loans ($)	Mortgages Payable ($)	Senior Unsecured Notes and Bonds ($)	Subtotal ($)	RI Credit Facilities ($)	Fund Credit Facilities ($)	Commercial Paper ($)	Total Consolidated Debt Principal ($)	Mortgages Payable ($)	Total Debt Principal ($)	Fixed Rate Debt (%)	Variable Rate Debt (%)
2025	300.0	0.8	550.0	850.8	—	—	98.6	949.4	—	949.4	4.24	2.25
2026	1,156.7	12.0	2,375.0	3,543.7	—	—	—	3,543.7	—	3,543.7	4.34	—
2027	500.0	22.3	2,391.3	2,913.6	1,271.3	—	—	4,184.9	—	4,184.9	2.81	4.94
2028	—	1.3	2,499.8	2,501.1	—	—	—	2,501.1	—	2,501.1	3.19	—
2029	—	1.3	2,429.3	2,430.6	102.2	—	—	2,532.8	659.2	3,192.0	3.90	4.49
Thereafter	—	1.0	14,952.6	14,953.6	—	—	—	14,953.6	—	14,953.6	4.07	—
Total	**1,956.7**	**38.7**	**25,198.0**	**27,193.4**	**1,373.5**	**—**	**98.6**	**28,665.5**	**659.2**	**29,324.7**	**3.88**	**4.73**

(1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures. Please see the Glossary for our definition of Pro-Rata Share for more information.

(2) Calculated as the weighted average interest rate as of June 30, 2025. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed through interest rate swaps.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 22

Table of Contents ↪

Adjusted EBITDA*re* & Coverage Ratios

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA*re* AND PRO FORMA ADJUSTED EBITDA*re*[1]

		Three months ended June 30, 2025
Net income	$	199,011
Interest		283,824
Income taxes		24,065
Depreciation and amortization		647,849
Provisions for impairment		143,363
Merger, transaction, and other costs, net		331
Gain on sales of real estate		(38,566)
Foreign currency and derivative loss, net		4,388
Proportionate share of adjustments from unconsolidated entities		19,774
Quarterly Adjusted EBITDA*re*	**$**	**1,284,039**
Annualized Adjusted EBITDA*re*	$	5,136,156
Annualized Pro Forma Adjustments[2]		56,842
Annualized Pro Forma Adjusted EBITDA*re*	**$**	**5,192,998**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net discounts	$	28,665,619
Proportionate share of unconsolidated entities debt, excluding deferred financing costs		659,190
Less: Cash and cash equivalents		(800,447)
Net Debt	**$**	**28,524,362**
Net Debt/Annualized Adjusted EBITDA*re*		5.6x
Net Debt/Annualized Pro Forma Adjusted EBITDA*re*		5.5x

DEBT SERVICE & FIXED CHARGE COVERAGE



4.7x
4.6x
4.7x
4.7x
4.5x
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

(1) Adjusted EBITDA*re*, Annualized Adjusted EBITDA*re*, Pro Forma Adjusted EBITDA*re*, Annualized Pro Forma Adjusted EBITDA*re*, Net Debt/Annualized Adjusted EBITDA*re*, and Net Debt/Annualized Pro Forma Adjusted EBITDA*re* are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDA*re* from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDA*re* from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDA*re* on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes. The Annualized Pro Forma Adjustments consist of $61.7 million from investments we acquired or stabilized during the quarter and removes $4.9 million from investments we disposed of during the quarter.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 23

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Q2 2025 Supplemental Operating & Financial Data 24 Required Actuals In Compliance Limitation on incurrence of total debt ≤ 60% of adjusted assets 42.0% ✓ Limitation on incurrence of secured debt ≤ 40% of adjusted assets 0.2% ✓ Debt service and fixed charge coverage (trailing 12 months)(1) ≥ 1.5x 4.5x ✓ Maintenance of total unencumbered assets ≥ 150% of unsecured debt 238.7% ✓ (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first day of four-quarter period, nor does it purport to reflect our debt service coverage ratio for any future period. Debt Covenants As of June 30, 2025 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance.  Table of Contents ↪

Investment Summary

(USD in millions)

		Number of Properties	Investment ($)	Cash Income[1] ($)	Leasable Square Feet (in thousands)	Initial Weighted Average Cash Yield[2] (%)	Weighted Average Term (Years)
Q2 2025	**Acquisitions**						
	U.S. real estate	24	221.6	15.4	741	7.0	20.9
	Europe real estate	15	649.1	44.1	4,562	7.2	13.2
	Total real estate acquisitions	**39**	**870.7**	**59.5**	**5,303**	**7.1**	**15.2**
	Real estate properties under development						
	U.S. real estate	53	60.7	4.4	1,648	7.3	17.3
	Europe real estate	10	17.5	1.2	433	7.1	15.3
	Total real estate properties under development	**63**	**78.2**	**5.6**	**2,081**	**7.3**	**16.9**
	Europe other investments [3]	—	222.3	16.7	—	7.5	4.5
	Total investments	**102**	**1,171.2**	**81.8**	**7,384**	**7.2**	**13.1**
	Approximately 30% of the Cash Income generated is from Investment Grade Clients.[4]						
YTD 2025	**Acquisitions**						
	U.S. real estate	58	423.2	29.3	1,779	6.9	16.8
	Europe real estate	31	1,473.8	100.9	7,251	7.1	8.0
	Total real estate acquisitions	**89**	**1,897.0**	**130.2**	**9,030**	**7.0**	**10.0**
	Real estate properties under development						
	U.S. real estate	74	137.4	10.0	2,206	7.3	16.7
	Europe real estate	13	86.2	6.3	433	7.4	11.7
	Total real estate properties under development	**87**	**223.6**	**16.3**	**2,639**	**7.3**	**14.7**
	U.S. other investments[5]	—	200.9	20.5	—	10.2	3.8
	Europe other investments [3]	—	222.3	16.7	—	7.5	4.5
	Total investments	**176**	**2,543.8**	**183.7**	**11,669**	**7.3**	**9.2**
	Approximately 26% of the Cash Income generated is from Investment Grade Clients.[4]						

(1) Please see Glossary for our definition of Cash Income.

(2) Initial Weighted Average Cash Yield is a supplemental operating measure. Please see the Glossary for our definition of this metric. Cash income used in the calculation of Initial Weighted Average Cash Yield for investments for the three and six months ended June 30, 2025 includes $2.7 million and $3.5 million, respectively, received as settlement credits as reimbursement of free rent periods.

(3) Includes two investments in loans secured by properties in the U.K.

(4) Represents approximate percentage of annualized cash income generated by investments from Investment Grade Clients at the date of acquisition. Please see the Glossary for our definition of Investment Grade Clients.

(5) Includes an investment in a loan for a development project.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 25

Table of Contents

Q2 2025 Supplemental Operating & Financial Data 26 Number of Properties Net Book Value ($) Net Sales Proceeds ($) Net Cash Capitalization Rate(1) (2) (%) Q2 2025 Occupied 9 14,302 16,586 9.2 Vacant 64 63,973 100,255 Total real estate dispositions 73 78,275 116,841 YTD 2025 Occupied 15 40,137 45,742 8.2 Vacant 113 108,174 163,672 Total real estate dispositions 128 148,311 209,414 Disposition Summary (USD in thousands) Net Sales Proceeds from Dispositions $106,010 $249,461 $138,085 $92,573 $116,841 Occupied Vacant Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 (1) Net Cash Capitalization Rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. (2) Excludes properties sold as a result of eminent domain activities. Table of Contents ↪ 86% 14% 69% 31% 36% 64% 35% 65% 67% 33% Vacant Occupied Current quarter V cant Current quarter Occupied

Development Activity

(USD in thousands)

Retail

	Q2 2025 Investment[1]	Q2 2025 Placed in Service	YTD 2025 Investment[1]	YTD 2025 Placed in Service	Ending CIP[2] as of 6/30/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 43,280	$ 90,774	$ 107,974	$ 170,334	$ 52,493	$ 121,996	$ 174,489
Development of existing properties	2,859	1,929	6,089	6,616	6,300	20,457	26,757
Total	**$ 46,139**	**$ 92,703**	**$ 114,063**	**$ 176,950**	**$ 58,793**	**$ 142,453**	**$ 201,246**
Estimated Weighted Average Cash Yield		**7.7 %**		**7.4 %**	**7.8 %**		**7.6 %**
Estimated Weighted Average Completion Date					**Q4 2025**		**Q1 2026**

Non-Retail

	Q2 2025 Investment[1]	Q2 2025 Placed in Service	YTD 2025 Investment[1]	YTD 2025 Placed in Service	Ending CIP[2] as of 6/30/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 32,126	$ 90,408	$ 109,526	$ 144,486	$ 249,834	$ 438,478	$ 688,312
Development of existing properties	—	—	—	—	—	—	—
Total	**$ 32,126**	**$ 90,408**	**$ 109,526**	**$ 144,486**	**$ 249,834**	**$ 438,478**	**$ 688,312**
Estimated Weighted Average Cash Yield		**7.7 %**		**7.7 %**	**7.2 %**		**7.2 %**
Estimated Weighted Average Completion Date					**Q2 2026**		**Q3 2026**

Total

	Q2 2025 Investment[1]	Q2 2025 Placed in Service	YTD 2025 Investment[1]	YTD 2025 Placed in Service	Ending CIP[2] as of 6/30/2025	Forecasted Remaining Investment	Total Commitment
New development[3]	$ 75,406	$ 181,182	$ 217,500	$ 314,820	$ 302,327	$ 560,474	$ 862,801
Development of existing properties	2,859	1,929	6,089	6,616	6,300	20,457	26,757
Total	**$ 78,265**	**$ 183,111**	**$ 223,589**	**$ 321,436**	**$ 308,627**	**$ 580,931**	**$ 889,558**
Estimated Weighted Average Cash Yield		**7.7 %**		**7.6 %**	**7.3 %**		**7.3 %**
Estimated Weighted Average Completion Date					**Q2 2026**		**Q2 2026**

(1) Capitalized interest was $3.9 million and $8.7 million for the three and six months ended June 30, 2025, respectively.

(2) CIP is defined as construction in progress.

(3) Includes build-to-suit developments and take-outs on development properties with leases in place.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 27

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Client Diversification

OUR TOP 20 CLIENTS

Our 20 largest clients based on percentage of Annualized Base Rent, which does not give effect to deferred rent or interest earned on loans and preferred equity investments, at June 30, 2025, include the following:

Ranking	Client	Number of Leases	Percentage of Annualized Base Rent[1] (%)	Investment Grade Ratings (S&P/ Moody's/Fitch)
1	7-Eleven	825	3.4	A/Baa2/- [2]
2	Dollar General	1,762	3.2	BBB/Baa3/-
3	Walgreens	400	3.2	—
4	Dollar Tree / Family Dollar [3]	1,362	2.9	BBB/Baa2/-
5	Life Time Fitness	41	2.1	—
6	EG Group	414	2.1	—
7	Wynn Resorts	1	2.0	—
8	(B&Q) Kingfisher	67	2.0	BBB/-/BBB
9	FedEx	82	1.8	BBB/Baa2/-
10	Asda	40	1.6	—
11	Sainsbury's	39	1.6	BBB/Baa3/-
12	BJ's Wholesale Club	45	1.5	—
13	Tesco	27	1.4	BBB/Baa3/BBB
14	Tractor Supply	227	1.3	BBB/Baa1/-
15	CVS Pharmacy	210	1.2	BBB/Baa3/BBB
16	MGM (Bellagio) [4]	1	1.1	—
17	LA Fitness	63	1.1	—
18	Home Depot	40	1.1	A/A2/A
19	AMC Theatres	39	1.0	—
20	Walmart / Sam's Club	62	1.0	AA/Aa2/AA
		5,747	**36.4**	

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total. Please see the Glossary for our definition of Annualized Base Rent.

(2) Subsequent to June 30, 2025, 7-Eleven was downgraded by S&P to A-.

(3) Subsequent to June 30, 2025, Dollar Tree's sale of Family Dollar was completed.

(4) Represents our proportionate share of the Annualized Base Rent of the unconsolidated joint venture.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 28

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Q2 2025 Supplemental Operating & Financial Data 29 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 Number of Investment Grade Leases 6,464 6,499 6,355 6,384 6,914 Percentage of Annualized Base Rent from Investment Grade Clients(1)(2) 33.9% 34.3% 32.4% 32.1% 36.0 % Investment Grade Clients(1) 27.3% Investment Grade, Retail 52.5% Non-Investment Grade or Non-Rated, Retail 13.6% Non-Investment Grade or Non-Rated, Non-Retail 6.6% Investment Grade, Non-Retail (1) Please see the Glossary for our definition of Investment Grade Clients. (2) Please see the Glossary for our definition of Annualized Base Rent. Table of Contents ↪ Annualized Base Rent(2) as of June 30, 2025

Q2 2025 Supplemental Operating & Financial Data 30 As of June 30, 2025 December 31, 2024 (%) (%) Grocery 10.7 10.1 Convenience Stores 9.8 10.2 Home Improvement 6.4 6.0 Dollar Stores 6.2 6.4 Restaurants-Quick Service 4.9 4.9 Drug Stores 4.6 4.7 Health and Fitness 4.4 4.3 Automotive Service 4.3 4.5 Restaurants-Casual Dining 3.8 4.0 General Merchandise 3.3 3.2 Gaming 3.1 3.2 Home Furnishings 3.0 2.8 Health Care 2.7 2.7 Sporting Goods 2.4 2.3 Apparel Stores 2.4 2.2 Transportation Services 2.3 2.3 Wholesale Clubs 2.2 2.3 Theaters 2.0 2.1 Entertainment 1.9 1.8 Motor Vehicle Dealerships 1.8 1.8 (1) Please see the Glossary for our definition of Annualized Base Rent. Top 20 Industries PERCENTAGE OF TOTAL PORTFOLIO ANNUALIZED BASE RENT(1) Table of Contents ↪

Q2 2025 Supplemental Operating & Financial Data 31 Geographic Diversification(1) As of June 30, 2025 (1) Based on Annualized Base Rent ("ABR"). Please see the Glossary for our definition of Annualized Base Rent. PRESENCE IN ALL 50 U.S. STATES, THE U.K., AND SEVEN OTHER COUNTRIES IN EUROPE MIDWEST 4,056 Properties 20.9% Total ABR MID-ATLANTIC SOUTHWEST 2,958 Properties 13.7% Total ABR 1,472 Properties SOUTHEAST 4,103 Properties 18.1% Total ABR CONTINENTAL EUROPE 202 Properties 3.7% Total ABR NORTHEAST 1,045 Properties 9.5% Total ABR 7.7% Total ABR PACIFIC SOUTHWEST 1,182 Properties 11.1% Total ABR PACIFIC NORTHWEST 234 Properties 1.7% Total ABR UNITED KINGDOM 354 Properties 13.6% Total ABR Table of Contents ↪

Property Type Composition

(USD and square footage in thousands)

Property Type	Number of Properties	Leasable Square Feet[1]	Annualized Base Rent as of June 30, 2025[2] ($)	Percentage of Annualized Base Rent as of June 30, 2025[2] (%)	Percentage of Annualized Base Rent from Investment Grade Clients[3] (%)
Retail	14,967	217,102	4,129,062	79.9	34.2
Industrial	569	119,989	755,608	14.6	39.9
Gaming	2	5,053	162,635	3.1	—
Other[4]	68	4,190	122,403	2.4	31.6
Total	**15,606**	**346,334**	**5,169,708**	**100.0**	**33.9**

(1) Represents leasable building square footage and includes our portfolio of unconsolidated joint ventures based on ownership percentage. Excludes 2,962 acres of leased land categorized as agriculture at June 30, 2025.

(2) Please see the Glossary for our definition of Annualized Base Rent.

(3) Please see the Glossary for our definition of Investment Grade Clients.

(4) "Other" primarily includes 27 properties classified as agriculture with $35.1 million in Annualized Base Rent, 14 properties classified as office with $32.8 million in Annualized Base Rent, 21 properties classified as country clubs with $25.9 million in Annualized Base Rent, and three properties classified as data centers with $24.5 million in Annualized Base Rent, as well as one land parcel under development.


2.4%
Other
3.1%
Gaming
14.6%
Industrial
Annualized Base Rent(2) as of June 30, 2025
79.9%
Retail

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Same Store Rental Revenue[1][2]

(USD in thousands)

Q2 2025

Same Store Rental Revenue		
Number of properties		14,622
Q2 2025	$	1,166,683
Q2 2024	$	1,154,028
$ change	$	12,655
% change		1.1 %

Top 3 Industries Contributing to the Change[3]

	Three months ended June 30,					
		2025		2024		
Industry		($)		($)	$ Change	% Change
Grocery	$	128,366	$	126,255	2,111	1.7
Health and Fitness		49,963		51,737	(1,774)	(3.4)
Convenience Stores		108,551		106,878	1,673	1.6

YTD 2025

Same Store Rental Revenue		
Number of properties		14,622
YTD 2025	$	2,333,674
YTD 2024	$	2,305,213
$ change	$	28,461
% change		1.2 %

	Six months ended June 30,					
		2025		2024		
Industry		($)		($)	$ Change	% Change
Grocery	$	256,608	$	251,614	4,994	2.0
Convenience Stores		216,612		213,229	3,383	1.6
Theaters		54,280		51,585	2,695	5.2

For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of June 30, 2025.

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. None of the properties in Poland met our same store pool definition for the period presented. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit or Realty for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) Same Store Rental Revenue includes our pro-rata share of rental revenue from properties owned by unconsolidated joint ventures, as well as amounts attributable to noncontrolling interest based on their respective ownership percentages.

(3) Top 3 industry contributors are based on absolute value of net change period over period.

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Same Store Rental Revenue[1] (Continued)

(USD in thousands)

SAME STORE RENTAL REVENUE BY PROPERTY TYPE

	Three months ended June 30,				Six months ended June 30,			
	2025	2024			2025	2024		
Property Type	**($)**	**($)**	**$ Change**	**% Change**	**($)**	**($)**	**$ Change**	**% Change**
Retail	930,698	922,995	7,703	0.8	1,863,030	1,843,592	19,438	1.1
Industrial	177,183	173,760	3,423	2.0	353,411	347,101	6,310	1.8
Gaming	40,659	39,924	735	1.8	81,414	79,847	1,567	2.0
Other[2]	18,143	17,349	794	4.6	35,819	34,673	1,146	3.3
Total	**1,166,683**	**1,154,028**	**12,655**	**1.1**	**2,333,674**	**2,305,213**	**28,461**	**1.2**

RECONCILIATION OF SAME STORE RENTAL REVENUE TO RENTAL REVENUE (INCLUDING REIMBURSEMENTS)

	Three months ended June 30,		Six months ended June 30,	
	2025	2024	2025	2024
	($)	**($)**	**($)**	**($)**
Rental revenue (including reimbursements)	1,338,188	1,284,728	2,651,245	2,492,897
Constant currency adjustment[3]	6,758	14,995	33,702	28,063
Straight-line rent and other non-cash adjustments	6,251	(4,640)	943	(10,492)
Contractually obligated reimbursements by our clients	(87,951)	(81,703)	(176,906)	(156,746)
Revenue from excluded properties[1]	(105,665)	(58,527)	(201,931)	(108,750)
Other excluded revenue[4]	(8,956)	(15,867)	(9,990)	(16,060)
Add: Spirit rental revenue[5]	—	—	—	48,560
Revenue from unconsolidated entities[6]	19,875	16,838	40,243	31,324
Revenue attributable to noncontrolling interests[7]	(1,817)	(1,796)	(3,632)	(3,583)
Same Store Rental Revenue	**1,166,683**	**1,154,028**	**2,333,674**	**2,305,213**

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit or Realty for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) "Other" includes properties classified as agriculture, office, and data center.

(3) For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of June 30, 2025.

(4) "Other excluded revenue" primarily consists of reimbursements related to lease termination fees and other settlement income.

(5) Amounts for the six months ended June 30, 2024 represent rental revenue from Spirit properties, which were not included in our financial statements prior to the close of the merger with Spirit on January 23, 2024.

(6) Represents our pro-rata share of rental revenue from properties owned by unconsolidated joint ventures.

(7) Represents the portion of rental revenue attributable to noncontrolling interest based on their pro-rata ownership.

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Q2 2025 Supplemental Operating & Financial Data 35 Q2 2025 Re-leased to Same Client Re-leased to New Client Re-leasing Totals Prior cash rents $ 88,418 $ 5,215 $ 93,633 New cash rents* $ 89,586 $ 7,250 $ 96,836 Recapture rate 101.3% 139.0% 103.4 % Number of leases 323 23 346 Average months vacant — 7.6 0.5 Lease incentives(1) $ 2,063 $ 93 $ 2,156 * Percentage of Total Portfolio Annualized Base Rent(2) 1.9% YTD 2025 Re-leased to Same Client Re-leased to New Client Re-leasing Totals Prior cash rents $ 130,746 $ 7,369 $ 138,115 New cash rents* $ 131,700 $ 11,352 $ 143,052 Recapture rate 100.7% 154.1% 103.6 % Number of leases 501 39 540 Average months vacant — 5.3 0.4 Lease incentives (1) $ 2,468 $ 374 $ 2,842 * Percentage of Total Portfolio Annualized Base Rent(2) 2.8 % Leasing Activity (dollars in thousands) Allocation Based on Number of Leases 93% Same Client 7% New Client Allocation Based on Number of Leases 7% New Client 93% Same Client (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. (2) Please see the Glossary for our definition of Annualized Base Rent. Table of Contents ↪

Lease Expirations

(USD in thousands)

OUR LEASES HAVE A WEIGHTED AVERAGE REMAINING LEASE TERM OF APPROXIMATELY 9.0 YEARS (ASSUMING NO EXERCISE OF LEASE OPTIONS).

Total Portfolio[(1)(2)]

	Expiring Leases		Annualized Base Rent as of June 30, 2025[(3)]	Percentage of Annualized Base Rent[(3)]
Year	**Retail**	**Non-Retail**	**($)**	**(%)**
2025	387	9	73,158	1.4
2026	925	50	226,163	4.5
2027	1,628	51	372,462	7.2
2028	1,781	72	421,044	8.1
2029	1,874	49	456,693	8.8
2030	1,224	47	365,375	7.2
2031	755	56	346,748	6.7
2032	1,154	48	321,814	6.2
2033	1,041	27	327,337	6.3
2034	807	32	347,686	6.7
2035	610	23	191,069	3.7
2036	611	24	203,999	3.9
2037	544	23	157,676	3.0
2038	381	24	148,904	2.9
2039	501	7	143,475	2.8
2040-2143	2,060	127	1,066,105	20.6
Total	**16,283**	**669**	**5,169,708**	**100.0**

(1) This table sets forth the timing of remaining lease term expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to Annualized Base Rent as of June 30, 2025. Leases on our multi-client properties are counted separately in the table above.

(2) Of the 16,952 in-place leases in the portfolio, 13,825, or 81.6% were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

(3) Please see the Glossary for our definition of Annualized Base Rent.

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Earnings Guidance

Summarized below are approximate estimates of the key components of our 2025 earnings guidance:

	Revised 2025 Guidance	Prior 2025 Guidance[1]	YTD Actuals at June 30, 2025
Net income per share[2]	$1.29 - $1.33	$1.40 - $1.46	$0.50
Real estate depreciation per share	$2.72	$2.70	$1.40
Other adjustments per share[3]	$0.23	$0.12	$0.21
AFFO per share[4]	$4.24 - $4.28	$4.22 - $4.28	$2.11
Same store rent growth	Approx 1.0%	Approx 1.0%	1.2%
Occupancy	Over 98%	Over 98%	98.6%
Cash G&A expenses (% of total revenue)[5][6]	Approx 3.0%	Approx 3.0%	3.0%
Property expenses (non-reimburseable) (% of total revenue)[5]	1.4% - 1.7%	1.4% - 1.7%	1.5%
Income tax expenses	$80 - $90 million	$80 - $90 million	$40 million
Investment volume	Approx $5.0 billion	Approx $4.0 billion	$2.5 billion

(1) As issued on May 5, 2025.

(2) Net income per share excludes future impairment and foreign currency or derivative gains or losses due to the inherent unpredictability of forecasting these items.

(3) Includes net adjustments for gains or losses on sales of properties, impairments, and merger, transaction, and other non-recurring costs.

(4) AFFO per share excludes merger, transaction, and other costs, net.

(5) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs. Total revenue excludes client reimbursements.

(6) G&A expenses inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 3.4% - 3.7% in 2025.

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Q2 2025 Supplemental Operating & Financial Data 37

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Analyst Coverage

EQUITY RESEARCH

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Jana Galan	jana.galan@bofa.com	(646) 855-5042
BMO Capital Markets	Eric Borden	eric.borden@bmo.com	(347) 213-9706
BNP Paribas Exane	Nate Crossett	nate.crossett@exanebnpparibas.com	(646) 725-3716
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Citigroup	Smedes Rose	smedes.rose@citi.com	(212) 816-6243
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com	(212) 250-9284
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Glimcher	sglimcher@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
KeyBanc	Upal Rana	upal.rana@key.com	(917) 368-2316
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 296-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wedbush	Jay Kornreich	jay.kornreich@wedbush.com	(212) 938-9942
Wells Fargo	John Kilichowski	john.kilichowski@wellsfargo.com	(212) 214-5311
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

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Q2 2025 Supplemental Operating & Financial Data 39 Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss and merger, transaction, and other costs, net. We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) provisions for impairment, (v) merger, transaction, and other costs, net, (vi) gain on sales of real estate, (vii) foreign currency and derivative gain and loss, net, and (viii) our proportionate share of adjustments from unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operational cash generating capacity of a company prior to servicing debt obligations. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted EBITDA Margin, a non-GAAP financial measure, is defined as Adjusted EBITDAre before (i) our proportionate share of adjustments and equity in earnings from unconsolidated entities, (ii) gains and losses on extinguishment of debt, and (iii) other income, net, expressed as a percentage of total revenue (excluding reimbursements). We believe Adjusted EBITDA Margin provides useful information to investors on the effectiveness of our operations and underlying business trends. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies used by the investment community. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by annualizing Adjusted EBITDAre. Annualized Base Rent of our acquisitions and properties under development is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent, interest income on loans and preferred equity investments, and including our pro rata share of such revenues from properties owned by unconsolidated joint ventures. We believe total annualized base rent is a useful supplemental operating measure, as it excludes entities that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total annualized base rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP, consists of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See "Adjusted EBITDAre & Coverage Ratios" page for further information regarding our debt covenants. Glossary Table of Contents ↪

Q2 2025 Supplemental Operating & Financial Data 40 Cash Income represents expected rent for real estate acquisitions as well as rent to be received upon completion of the properties under development. For unconsolidated entities, this represents our pro rata share of the cash income. For loans receivable and preferred equity investments, this represents earned interest income and preferred dividend income, respectively. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on the "FFO and Normalized FFO" and "AFFO" pages) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Gross Asset Value is total assets before accumulated depreciation and amortization. Initial Weighted Average Cash Yield for acquisitions and properties under development is computed as cash income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us), and includes our pro-rata share of cash income from unconsolidated joint ventures. Initial weighted average cash yield for loans receivable is computed using the cash income for the first twelve months following the acquisition date, divided by the total cost of the investment. Investment Grade Clients are our clients, our clients that are subsidiaries or affiliates of companies, and credit investments secured with a real estate property leased to a tenant, that as of the balance sheet date, have a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents), divided by Annualized Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, plus preferred stock, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. We utilize net debt plus preferred stock in certain periods, as applicable. In September 2024, we redeemed all 6.9 million shares of Realty Income Series A Preferred Stock outstanding. Glossary (Continued) Table of Contents ↪

Q2 2025 Supplemental Operating & Financial Data 41 Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger, transaction, and other costs, net. Pro-Rata Share represents our proportionate economic ownership of our joint ventures, which is derived by applying our economic ownership percentage of each such joint venture to calculate our proportionate share of the relevant line item information being presented as of the end of the applicable period being presented, and aggregating that information for all such joint ventures. We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our joint ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interest, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the joint venture. We do not control the unconsolidated joint ventures in which we are invested for purposes of GAAP and do not represent legal claim to such items. The operating agreements of the joint ventures may contain provisions that would cause us to receive a different economic percentage of distributions from the joint venture under certain circumstances, such as the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Similarly, upon a liquidation of any such joint venture, subject to the applicable terms of the operating agreement of such joint venture, we generally would be entitled to the applicable percentage of residual cash or other assets that remain only after repayment of all liabilities, priority distributions, and initial equity contributions. In addition, the economic interests in any joint venture may be different than our other legal interests or rights in such joint venture. We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our joint ventures when read in conjunction with our reported results under GAAP. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Due to these limitations, the non-GAAP pro-rata financial information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. We present same store rental revenue on a pro rata basis to account for our share of same store rental revenue related to unconsolidated and consolidated joint ventures. For purposes of comparability, we calculate our pro rata share using our ownership percentage as of June 30, 2025 to same store rental revenue throughout the three and six month periods in both 2024 and 2025. Total Operational Return is defined as the sum of AFFO per share growth and dividend yield for the period (using the prior year ending stock price). Glossary (Continued) Table of Contents ↪

Appendix

(USD in thousands) (unaudited)

RECONCILIATION OF NET DEBT AND PREFERRED STOCK TO ANNUALIZED PRO FORMA ADJUSTED EBITDAre[1]

	Three months ended				
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	($)	($)	($)	($)	($)
Net income	199,011	251,462	201,350	271,124	260,968
Interest	283,824	268,374	268,149	261,261	246,931
Income taxes	24,065	15,657	20,102	15,355	15,642
Depreciation and amortization	647,849	608,935	606,671	602,339	605,570
Provisions for impairment	143,363	116,589	142,966	96,920	96,458
Merger, transaction, and other costs, net	331	279	(9,176)	8,610	2,754
Gain on sales of real estate	(38,566)	(22,537)	(24,985)	(50,563)	(25,153)
Foreign currency and derivative loss (gain), net	4,388	2,545	(535)	1,672	(511)
Proportionate share of adjustments from unconsolidated entities	19,774	19,488	18,991	20,340	16,911
Quarterly Adjusted EBITDAre	**1,284,039**	**1,260,792**	**1,223,533**	**1,227,058**	**1,219,570**
Annualized Adjusted EBITDAre	5,136,156	5,043,168	4,894,132	4,908,232	4,878,280
Annualized Pro Forma Adjustments[2]	56,842	78,683	79,143	29,347	33,813
Annualized Pro Forma Adjusted EBITDAre	**5,192,998**	**5,121,851**	**4,973,275**	**4,937,579**	**4,912,093**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts	28,665,619	27,296,346	26,510,798	26,437,045	25,712,293
Proportionate share of unconsolidated entities debt, excluding deferred financing costs	659,190	659,190	659,190	659,190	659,190
Less: Cash and cash equivalents	(800,447)	(319,007)	(444,962)	(396,956)	(442,820)
Net Debt	28,524,362	27,636,529	26,725,026	26,699,279	25,928,663
Preferred Stock	—	—	—	—	167,394
Net Debt and Preferred Stock	**28,524,362**	**27,636,529**	**26,725,026**	**26,699,279**	**26,096,057**
Net Debt and Preferred Stock to Annualized Pro Forma Adjusted EBITDAre	**5.5 x**	**5.4 x**	**5.4 x**	**5.4 x**	**5.3 x**

(1) Adjusted EBITDAre, Annualized Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized Pro Forma Adjusted EBITDAre, and Net Debt and Preferred Stock/Annualized Pro Forma Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 42

Table of Contents

Appendix (Continued)

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO.

	Three months ended				
	June 30, 2025 ($)	March 31, 2025 ($)	December 31, 2024 ($)	September 30, 2024 ($)	June 30, 2024 ($)
Net income available to common stockholders	196,919	249,815	199,612	261,781	256,804
Cumulative adjustments to calculate Normalized FFO[2]	759,160	688,119	689,129	601,755	675,083
Normalized FFO available to common stockholders	**956,079**	**937,934**	**888,741**	**863,536**	**931,887**
Debt-related non-cash items:					
Amortization of net debt discounts and deferred financing costs	8,257	6,633	5,500	4,861	799
Amortization of acquired interest rate swap value[3]	3,555	3,711	3,710	3,711	3,710
Capital expenditures from operating properties:					
Leasing costs and commissions	(1,985)	(880)	(2,661)	(2,841)	(2,129)
Recurring capital expenditures	(221)	(19)	(199)	(151)	(52)
Other non-cash items:					
Non-cash change in allowance for credit losses[4]	1,109	19,171	32,486	63,769	9,254
Excess of redemption value over carrying value of preferred shares redeemed	—	—	—	5,116	—
Amortization of share-based compensation	8,110	5,899	9,821	6,401	7,267
Straight-line rent and expenses, net	(30,226)	(43,812)	(35,510)	(43,930)	(47,587)
Amortization of above and below-market leases, net	6,287	15,326	14,817	12,973	13,806
Deferred tax expense (benefit)	413	(104)	3,552	—	—
Proportionate share of adjustments for unconsolidated entities	(1,678)	37	(308)	(2,152)	(538)
Other adjustments[5]	(2,209)	5,820	1,971	4,279	4,657
AFFO available to common stockholders	**947,491**	**949,716**	**921,920**	**915,572**	**921,074**
AFFO allocable to dilutive noncontrolling interests	2,401	2,401	2,186	1,467	1,587
Diluted AFFO	**949,892**	**952,117**	**924,106**	**917,039**	**922,661**
AFFO per common share (Diluted)	**1.05**	**1.06**	**1.05**	**1.05**	**1.06**
Weighted average number of common shares used for Diluted AFFO	**906,398**	**895,033**	**879,649**	**873,974**	**872,520**

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(2) Refer to the "FFO and Normalized FFO" page for the reconciling items for Normalized FFO for the three months ended June 30, 2025 and June 30, 2024.

(3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit.

(4) Credit losses primarily relate to the impairment of financing receivables.

(5) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 43

Table of Contents

Appendix (Continued)*

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[1] AND DILUTED AFFO PER SHARE

	Years ended				
	December 31, 2024 ($)	December 31, 2023 ($)	December 31, 2022 ($)	December 31, 2021 ($)	December 31, 2020 ($)
Net income available to common stockholders	847,893	872,309	869,408	359,456	395,486
Cumulative adjustments to calculate Normalized FFO[2]	2,716,058	1,964,293	1,616,382	1,048,537	746,633
Normalized FFO available to common stockholders	**3,563,951**	**2,836,602**	**2,485,790**	**1,407,993**	**1,142,119**
Debt-related non-cash items:					
Amortization of net debt discounts (premiums) and deferred financing costs	15,361	(44,568)	(67,150)	(6,182)	3,710
Amortization of acquired interest rate swap value[3]	13,935	—	—	—	—
(Gain) loss on extinguishment of debt	—	—	(367)	97,178	9,819
Capital expenditures from operating properties:					
Leasing costs and commissions	(8,558)	(9,878)	(5,236)	(6,201)	(1,859)
Recurring capital expenditures	(402)	(331)	(587)	(1,202)	(198)
Other non-cash items:					
Non-cash change in allowance for credit losses[4]	106,801	4,874	—	—	—
Excess of redemption value over carrying value of preferred shares redeemed	5,116	—	—	—	—
Amortization of share-based compensation	32,741	26,227	21,617	16,234	14,727
Straight-line rent and expenses, net	(171,887)	(141,130)	(120,252)	(61,350)	(26,502)
Amortization of above and below-market leases, net	55,870	79,101	63,243	37,970	22,940
Deferred tax expense	3,552	—	—	—	—
Proportionate share of adjustments for unconsolidated entities	(2,078)	932	(4,239)	(1,948)	—
Executive severance charge	—	—	—	—	3,463
Other adjustments[5]	7,035	23,041	28,540	6,261	4,407
AFFO available to common stockholders	**3,621,437**	**2,774,870**	**2,401,359**	**1,488,753**	**1,172,626**
AFFO allocable to dilutive noncontrolling interests	6,599	5,540	4,033	1,619	1,438
Diluted AFFO	**3,628,036**	**2,780,410**	**2,405,392**	**1,490,372**	**1,174,064**
AFFO per common share (Diluted)	**4.19**	**4.00**	**3.92**	**3.59**	**3.39**
Weighted average number of common shares used for Diluted AFFO	**865,842**	**694,819**	**613,473**	**415,270**	**345,878**
Year-Over-Year Growth Rate	**4.8 %**	**2.0 %**	**9.2 %**	**5.9 %**	**N/A**

* Refer to the next page for footnotes.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 44

Table of Contents

Q2 2025 Supplemental Operating & Financial Data 45 Table of Contents ↪ Appendix (Continued) (USD and shares in thousands, except per share amounts) (unaudited) (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Refer to the reconciling items for Normalized FFO presented on the "FFO and Normalized FFO" page. (3) Includes the amortization of the purchase price allocated to interest rate swaps acquired in the merger with Spirit. (4) Credit losses primarily relate to the impairment of financing receivables. (5) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

Q2 2025 Supplemental Operating & Financial Data 46 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Six months ended Years ended June 30, 2025 December 31, 2024 December 31, 2023 December 31, 2022 December 31, 2021 ($) ($) ($) ($) ($) Net income 450,473 867,341 876,914 872,416 360,747 Interest 552,198 1,016,955 730,423 465,223 323,644 Income taxes 39,722 66,601 52,021 45,183 31,657 Depreciation and amortization 1,256,784 2,395,644 1,895,177 1,670,389 897,835 Provisions for impairment 259,952 425,833 87,082 25,860 38,967 Merger, transaction, and other costs, net 610 96,292 14,464 13,897 167,413 Gain on sales of real estate (61,103) (117,275) (25,667) (102,957) (55,798) Foreign currency and derivative loss (gain), net 6,933 (3,420) 13,414 13,311 (710) (Gain) loss on extinguishment of debt — — — (367) 97,178 Other income, net (14,536) (23,606) (23,789) (30,511) (9,949) Equity in (earnings) losses of unconsolidated entities (7,626) (7,793) (2,546) 6,448 (1,106) Adjusted EBITDA 2,483,407 4,716,572 3,617,493 2,978,892 1,849,878 Total Revenue Rental revenue (including reimbursements) 2,651,245 5,043,748 3,958,150 3,299,657 2,064,958 Rental revenue (reimbursements) 174,802 303,088 274,201 184,685 104,851 Rental revenue (excluding reimbursements) 2,476,443 4,740,660 3,683,949 3,114,972 1,960,107 Other revenue 139,638 227,394 120,843 44,024 15,505 Total revenue (excluding reimbursements) 2,616,081 4,968,054 3,804,792 3,158,996 1,975,612 Adjusted EBITDA Margin 94.9% 94.9% 95.1% 94.3% 93.6 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Q2 2025 Supplemental Operating & Financial Data 47 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 ($) ($) ($) ($) ($) Net income 199,011 251,462 201,350 271,124 260,968 Interest 283,824 268,374 268,149 261,261 246,931 Income taxes 24,065 15,657 20,102 15,355 15,642 Depreciation and amortization 647,849 608,935 606,671 602,339 605,570 Provisions for impairment 143,363 116,589 142,966 96,920 96,458 Merger, transaction, and other costs, net 331 279 (9,176) 8,610 2,754 Gain on sales of real estate (38,566) (22,537) (24,985) (50,563) (25,153) Foreign currency and derivative loss (gain), net 4,388 2,545 (535) 1,672 (511) Other income, net (7,369) (7,167) (7,313) (4,739) (6,108) Equity in earnings of unconsolidated entities (3,269) (4,357) (2,353) (5,087) (2,029) Adjusted EBITDA 1,253,627 1,229,780 1,194,876 1,196,892 1,194,522 Total Revenue Rental revenue (including reimbursements) 1,338,188 1,313,057 1,279,698 1,271,153 1,284,728 Rental revenue (reimbursements) 87,424 87,378 75,505 74,300 80,568 Rental revenue (excluding reimbursements) 1,250,764 1,225,679 1,204,193 1,196,853 1,204,160 Other revenue 72,190 67,448 60,601 59,762 54,715 Total revenue (excluding reimbursements) 1,322,954 1,293,127 1,264,794 1,256,615 1,258,875 Adjusted EBITDA Margin 94.8% 95.1% 94.5% 95.2% 94.9 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Q2 2025 Supplemental Operating & Financial Data 48 Appendix (Continued) (USD in thousands) (unaudited) Table of Contents ↪ Three months ended March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 ($) ($) ($) ($) Net income 133,899 219,762 233,877 197,153 Interest 240,614 208,313 184,121 183,857 Income taxes 15,502 15,803 11,336 12,932 Depreciation and amortization 581,064 475,856 495,566 472,278 Provisions for impairment 89,489 27,281 16,808 29,815 Merger, transaction, and other costs, net 94,104 9,932 2,884 341 Gain on sales of real estate (16,574) (5,992) (7,572) (7,824) Foreign currency and derivative loss (gain), net (4,046) 18,371 2,813 2,552 Other income, net (5,446) (10,804) (7,235) (3,020) Equity in (earnings) losses of unconsolidated entities 1,676 (2,135) — (411) Adjusted EBITDA 1,130,282 956,387 932,598 887,673 Total Revenue Rental revenue (including reimbursements) 1,208,169 1,028,710 1,008,862 995,289 Rental revenue (reimbursements) 72,715 65,570 61,313 87,738 Rental revenue (excluding reimbursements) 1,135,454 963,140 947,549 907,551 Other revenue 52,316 47,575 30,242 23,916 Total revenue (excluding reimbursements) 1,187,770 1,010,715 977,791 931,467 Adjusted EBITDA Margin 95.2% 94.6% 95.4% 95.3 % RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1) (1) Adjusted EBITDA Margin is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF CASH G&A[1] MARGIN

	Three months ended			
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	($)	($)	($)	($)
General and administrative	49,329	44,044	49,114	41,869
Share-based compensation	8,110	5,899	9,821	6,401
Cash G&A[1] expenses	41,219	38,145	39,293	35,468
Total revenue (excluding reimbursements)	1,322,954	1,293,127	1,264,794	1,256,615
Cash G&A[1] margin (G&A as % of total revenue)[2]	**3.1** %	**2.9** %	**3.1** %	**2.8** %

	Three months ended				
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	($)	($)	($)	($)	($)
General and administrative	45,070	40,842	38,015	35,525	36,829
Share-based compensation	7,267	9,252	6,073	6,231	7,623
Cash G&A[1] expenses	37,803	31,590	31,942	29,294	29,206
Total revenue (excluding reimbursements)	1,258,875	1,187,770	1,010,715	977,791	931,467
Cash G&A[1] margin (G&A as % of total revenue)[2]	**3.0** %	**2.7** %	**3.2** %	**3.0** %	**3.1** %

	Six months ended	Years ended			
	June 30, 2025	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
	($)	($)	($)	($)	($)
General and administrative	93,373	176,895	144,536	138,459	96,980
Share-based compensation	14,009	32,741	26,227	21,617	16,234
Cash G&A[1] expenses	79,364	144,154	118,309	116,842	80,746
Total revenue (excluding reimbursements)	2,616,081	4,968,054	3,804,792	3,158,996	1,979,129
Cash G&A[1] margin (G&A as % of total revenue)[2]	**3.0** %	**2.9** %	**3.1** %	**3.7** %	**4.1** %

(1) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(2) Total revenue excluding client reimbursements.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 49

Table of Contents

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF PROPERTY EXPENSES (NON-REIMBURSEMENTS)(% OF TOTAL REVENUE)[1]

	Three months ended			
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	($)	($)	($)	($)
Property (including reimbursements)	107,422	106,681	96,309	92,154
Tenant reimbursements	87,424	87,378	75,457	74,348
Property (excluding reimbursements)	19,998	19,303	20,852	17,806
Total revenue (excluding reimbursements)	1,322,954	1,293,127	1,264,794	1,256,615
Property expenses (non-reimbursements)(% of total revenue)[1]	**1.5 %**	**1.5 %**	**1.6 %**	**1.4 %**

	Three months ended				
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	($)	($)	($)	($)	($)
Property (including reimbursements)	99,851	89,361	81,883	70,981	94,703
Tenant reimbursements	80,568	72,715	65,570	61,313	87,738
Property (excluding reimbursements)	19,283	16,646	16,313	9,668	6,965
Total revenue (excluding reimbursements)	1,258,875	1,187,770	1,010,715	977,791	931,467
Property expenses (non-reimbursements)(% of total revenue)[1]	**1.5 %**	**1.4 %**	**1.6 %**	**1.0 %**	**0.7 %**

	Six months ended	Years ended			
	June 30, 2025	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
	($)	($)	($)	($)	($)
Property (including reimbursements)	214,103	377,675	316,964	226,330	133,605
Tenant reimbursements	174,802	303,088	274,201	184,685	104,851
Property (excluding reimbursements)	39,301	74,587	42,763	41,645	28,754
Total revenue (excluding reimbursements)	2,616,081	4,968,054	3,804,792	3,158,996	1,979,129
Property expenses (non-reimbursements)(% of total revenue)[1]	**1.5 %**	**1.5 %**	**1.1 %**	**1.3 %**	**1.5 %**

(1) Total revenue excluding client reimbursements.

REALTY INCOME

Q2 2025 Supplemental Operating & Financial Data 50

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